NEWS RELEASE

Contact:  Wendy S. Schmucker
Senior Vice President, Secretary and Treasurer
724-537-9923

For Immediate Release

COMMERCIAL NATIONAL ANNOUNCES DECEMBER 31, 2005 RESULTS - CORE EARNINGS IMPROVEMENT OF 20.4% FOR YEAR AND 29.2% FOR FOURTH QUARTER

LATROBE, PA, January 23, 2006 - Commercial National Financial Corporation (NASDAQ:CNAF)(Company), parent Company of Commercial Bank & Trust of PA, has reported earnings for the year ended December 31, 2005. The Company earned $3,377,000 (or $.99 per average share outstanding) in 2005 compared to $621,000 (or $.18 per average share outstanding) in 2004. Earnings for the fourth quarter of 2005 were $833,000 (or $.24 per average share outstanding) compared to $781,000 (or $.23 per average share outstanding) for the same period in 2004. Earnings-per-share in 2005 and 2004 are based on 3,413,426 and 3,422,881 average shares outstanding, respectively.

Year-to-date core earnings are $3,136,000 compared to 2004 core earnings of $2,604,000 - up by approximately 20.4%. To determine its core earnings, the Company excludes from earnings any net credit to its provision for loan losses, its realized securities gains/losses and any non-recurring items (see attached table).

	Year Ended December 31, 2005	Year Ended December 31, 2004
Net Income (GAAP)	$3,377,000	$621,000
Adjustments:
FHLB Advance Prepayment Penalty	-	$4,402,000
Net Credit - Loan Losses	(365,000)	(436,000)
Securities Gains	-	(1,195,000)
Executive Severance	-	233,000
	(365,000)	3,004,000

Tax Effect (34%)	(124,000)	1,021,000
Core Earnings	$3,136,000	$2,604,000

The core earnings for the fourth quarter 2005 of $833,000 reflects an improvement of 29.2% compared to core earnings of $645,000 for the fourth quarter 2004.

	Three Months Ended December 31, 2005	Three Months Ended December 31, 2004
Net Income (GAAP)	$833,000	$781,000
Adjustments:
Profit Sharing Accrual Reversal	-	(206,000)
	-	(206,000)

Tax Effect (34%)	-	(70,000)
Core Earnings	$833,000	$645,000

Gregg E. Hunter, President and Chief Executive Officer commented, “Net income for 2005 rose due to the comprehensive business practices improvements which were instituted throughout both 2004 and 2005. Steady progress with concrete results were achieved in profitability, loan and deposit growth, liquidity, and cost control. This progress was only made possible through the extensive corporate enhancements which were implemented by the Board of Directors over the past two years.”

In addition to Latrobe where it is headquartered, the company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company operates an asset management and trust division headquartered in Greensburg, Pennsylvania. Commercial Bank also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,”“will,”“to,”“expect,”“believe,”“anticipate,”“intend,”“could,”“would,”“estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the Company's ability to execute its business plans. The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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wss/dec06news

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	December	December
	2005	2004

ASSETS
Cash and due from banks	$12,760	$7,685
Interest bearing deposits with banks	121	101
	12,881	7,786

Federal funds sold	16,950	-
Securities available for sale	66,117	99,455
Restricted investments in bank stock	1,013	1,806

Loans	207,039	192,255
Allowance for loan losses	(1,636)	(1,855)
Net loans	205,403	190,400

Premises and equipment	4,301	4,644
Other assets	15,716	16,281

Total assets	$322,381	$320,372

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$69,025	$62,284
Interest bearing	207,984	203,534
Total deposits	277,009	265,818

Other liabilities	1,711	1,944
Short-term borrowings	-	7,950
Total liabilities	278,720	275,712

Shareholders' equity
Common stock, par value $2 per share; 10,000,000 shares authorized; 3,600,000 shares issued; 3,413,426 shares outstanding

	7,200	7,200

Retained earnings	39,422	38,946

Accumulated other comprehensive income	617	2,092

Less treasury stock, at cost, 186,574 shares
	(3,578)	(3,578)
Total shareholders' equity	43,661	44,660

Total liabilities and shareholders' equity	$322,381	$320,372

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months		Year
	Ended December 31		Ended December 31
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

INTEREST INCOME:
Interest and fees on loans	$2,897	$2,721	$11,303	$10,809
Interest and dividends on securities:
Taxable	952	1,406	4,441	6,914
Exempt from federal income taxes	33	31	137	395
Other	172	2	303	124
Total Interest income	4,054	4,160	16,184	18,242

INTEREST EXPENSE:
Interest on deposits	1,154	969	4,360	3,662
Interest on short-term borrowings	-	65	22	161
Interest on long-term borrowings	-	-	-	2,128
Total Interest expense	1,154	1,034	4,382	5,951

NET INTEREST INCOME	2,900	3,126	11,802	12,291
PROVISION (CREDIT) FOR LOAN LOSSES	90	-	(365)	(436)

NET INTEREST INCOME AFTER
PROVISION (CREDIT) FOR LOAN LOSSES	2,810	3,126	12,167	12,727

OTHER OPERATING INCOME:
Asset management and trust income	204	184	829	876
Service charges on deposit accounts	161	105	604	644
Other service charges and fees	183	215	701	726
Net security gains	-	-	-	1,195
Commissions and fees from insurance sales	-	-	-	342
Income from investment in life insurance	148	145	525	529
Other income	140	43	300	279
Total other operating income	836	692	2,959	4,591

OTHER OPERATING EXPENSES
Salaries and employee benefits	1,238	1,131	5,196	6,003
Executive severance	-	-	-	233
Net occupancy	184	143	722	702
Furniture and equipment	186	207	742	809
Pennsylvania shares tax	141	146	559	546
FHLB Advance prepayment penalty	-	-	-	4,402
Other expenses	773	997	3,313	4,211
Total other operating expenses	2,522	2,624	10,532	16,906

INCOME BEFORE INCOME TAXES	1,124	1,194	4,594	412
Income tax expense/(benefit)	291	413	1,217	(209)

Net income	$833	$781	$3,377	$621

Average Shares Outstanding	3,413,426	3,413,426	3,413,426	3,422,881

Net Income Per Share	$0.24	$0.23	$0.99	$0.18